UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 16, 2012 for the purposes of the election of the Company’s Board of Directors, to hold an advisory vote to approve the compensation of our named executive officers, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and to approve the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan.

The voting results for the election of the Company’s Board of Directors were as follows:

Class A Common Stock		Authority	Broker
Directors	For	Withheld	Non-Vote
Ronald D. Brown	5,861,410	3,609	0
Paul W. Jones	5,865,004	15	0
Ajita G. Rajendra	5,865,004	15	0
Mathias F. Sandoval	5,865,004	15	0
Bruce M. Smith	5,865,004	15	0
Mark D. Smith	5,865,004	15	0

Common Stock		Authority	Broker
Directors	For	Withheld	Non-Vote
Gloster B. Current, Jr.	33,035,311	596,252	3,028,585
William P. Greubel	32,142,534	1,489,029	3,028,585
Idelle K. Wolf	33,059,962	571,601	3,028,585
Gene C. Wulf	33,021,013	610,550	3,028,585

The advisory voting results for the approval of the compensation of the Company’s named executive officers were as follows:

Total Votes
For	7,969,009
Against	1,198,427
Abstain	60,740
Broker Non-Votes	302,859

The voting results to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 were as follows:

Total Votes
For	9,378,648
Against	150,944
Abstain	1,442
Broker Non-Votes	0

The voting results for the approval of the performance goals and related matters under the A. O. Smith Combined Incentive Compensation Plan were as follows:

Total Votes
For	9,066,196
Against	102,672
Abstain	59,308
Broker Non-Votes	302,859

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: April 17, 2012	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary

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